Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement No. 333-213686 on Form S-8

(2)	Registration Statement No. 333-199697 on Form F-3

(3)	Registration Statement No. 333-219069 on Form F-3

of our reports dated March 28, 2019, relating to (1) the consolidated financial statements of DHT Holdings, Inc., and (2) the effectiveness of DHT Holdings, Inc.’s internal control over financial reporting dated March 28, 2019, appearing in this Annual Report on Form 20-F of DHT Holdings, Inc. for the year ended December 31, 2018.

/s/ Deloitte AS

Oslo, Norway
March 28, 2019